Exhibit 99.1

Oragenics Inc. to Present at The Centurion One Capital 2nd Annual Bahamas Summit

Sarasota, FL – October 18, 2024 – Oragenics Inc. (NYSE American: OGEN), a company focused on developing new treatments for brain-related health conditions, announced it will be presenting at the Centurion One Capital 2nd Annual Bahamas Summit to be held at the Rosewood Baha Mar Hotel on October 22-23, 2024, in Nassau, Bahamas. Michael Redmond, President of Oragenics, will participate in a corporate presentation and Q&A session on October 22, 2024 at 1:20 pm ET.

Details for the presentation are as follows:

Date: Tuesday, October 22, 2024

Time: 1:20 p.m. EDT

Presenter: Michael Redmond, President of Oragenics

Register for the event by clicking here.

About Oragenics:

Oragenics is a development-stage biotechnology company focused on nasal delivery of pharmaceutical medications in neurology and fighting infectious diseases, including drug candidates for treating mild traumatic brain injury (mTBI), also known as concussion, and for treating Niemann Pick Disease Type C (NPC), as well as proprietary powder formulation and an intranasal delivery device. For more information, please visit www.oragenics.com.

Investor Relations:

Rich Cockrell

CG Capital

404-736-3838

ogen@cg.capital